UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___)

Filed by the Registrant ☒

Filed by Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK BOND TRUST

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Inbound Line Messaging

Inbound – Closed Recording

Thank you for calling the John Hancock Government Income Fund proxy voting line. Our offices are now closed. Please call us back during our normal business hours, which are Monday through Friday, 10:00 a.m. to 11:00 p.m. Eastern time. Thank you and have a nice day.

Inbound – Call in Queue Message

Thank you for calling the John Hancock Government Income Fund proxy voting line. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

End of Campaign Message

Thank you for calling the John Hancock Government Income Fund proxy voting line. The Special Meeting of Shareholders scheduled for January 28, 2025, has concluded. As a result, this toll-free number is no longer in service for proxy related shareholder calls. If you have questions about your investment in the John Hancock Government Income Fund, please contact your Financial Advisor or call the Fund directly at 800-225-5291. Thank you.

JOHN HANCOCK GOVERNMENT INCOME FUND

Dear Shareholder:

A Special Meeting of Shareholders of the John Hancock Government Income Fund (the “Fund”) is scheduled to be held on January 28, 2025. As a shareholder of record in the Fund, we ask you to vote as soon as possible.

THE BOARD OF TRUSTEES RECOMMENDS YOU VOTE “FOR” THE PROPOSAL

Your vote is very important. Please vote in any of the following convenient ways.

Vote by Phone by calling 1-888-898-3236 to speak with a proxy voting specialist today. Monday-Friday: 10 a.m. to 11 p.m. ET.

You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor toll-free at 1-888-898-3236. Please note, a representative may call you in the next few days or weeks to assist you in voting your proxy. Thank you in advance for your support.

To receive a free copy of the Proxy Statement, please call the funds’ solicitor toll free at 1-888-898-3236 or go to https://www.jhinvestments.com/resources/all-resources/fund-documents/proxy-documents/john-hancock-government-income-fund-proxy-statement. The Proxy Statement contains important information about a proposal affecting your fund and therefore you are advised to read it.

JHGIF REM